SCHEDULE 14A INFORMATION
        PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

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Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 240.14a-11(c) or Rule
     240.14a-12

                KANSAS CITY POWER & LIGHT COMPANY
        (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box):

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     14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

[ ]  $500 per each party to the controversy pursuant to Exchange
     Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules
     14a-6(i)(4) and 0-11.

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     (2)  Aggregate number of securities to which transaction
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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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     (5)  Total fee paid:

[X]  Fee paid previously with preliminary materials.

[ ]  Check box if any part of the fee is offset as provided by
     Exchange Act Rule 0-11(a)(2) and identify the filing for
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     Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

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     (4)  Date Filed:

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(Ad to run in various publications commencing 5-15-96)

FROM EMPLOYEES, FROM BUSINESS LEADERS,
AND FROM THE COMMUNITY . . .
                      . . . MORE SUPPORT FOR THE
                       KCPL/UTILICORP UNITED MERGER.

"Your firm's documented commitment to the community of Kansas City and its charitable initiatives is critical to the very fabric that holds our neighborhoods, urban services, and people services together... It is that value to the community that clarifies the importance of a successful merger with UtiliCorp."
     --Paul C. Clendening, Vice Chairman,
       First Commercial Bank

"Being a KCPL employee and shareholder for over 12 years, I have seen a lot of changes in our industry. Some of the proposed changes make good business sense, i.e., the KCPL/UtiliCorp United merger...The KCPL/UCU merger...stands for long term growth, economic stability and employment opportunities."
     --Leslie S. Boatright, KCPL employee and shareholder

"After reading the facts carefully, I would like you to know that I am in support of the planned merger with UtiliCorp. It appears very clear to me that this merger would not only bring about the strengthening of the company but would also be very beneficial for the customers."
     --Alan L. Cohen, Senior Rabbi,
        The Beth Shalom Congregation

"It is with growing concern that I watch the situation unfold around Western Resources' hostile takeover attempt of KCPL...A well-designed friendly merger, such as the one being planned with UtiliCorp, is in the best interest of everyone...For years, KCPL leaders have worked diligently to build common bonds between communities on both sides of the state line."
     --A. Donald Wise, Executive Director,
        Associated Youth Services

"I am in total support of the merger of Kansas City Power & Light Company with UtiliCorp United. Kansas City Power & Light has been a strong supporter in our community, from providing summer jobs for our young people, to establishing the first corporate financed apprenticeship jobs program for women and minorities with an end result of guaranteed employment, and a major corporate sponsor of Harmony in a World of Difference."
     --Leon Arnold, Board Chairman
        Sylvester Holmes, President,
        Black Economic Union of Greater Kansas City

"(We are) alarmed that a friendly merger between two leading community utilities, Kansas City Power & Light (KCPL) Company and UtiliCorp United, is being threatened by a hostile takeover by Western Resources, a Topeka based utility company...We cannot gamble with the future of a utility such as Kansas City Power & Light who has benefited the state of Missouri, as well as the city of Kansas City. (We) urge you to support the Kansas City Power & Light and UtiliCorp merger."
     --Vernon Thompson, State Representative
     --Mary Groves Bland, State Representative
     --Fletcher Daniels, Speaker Pro-Tem,
        Missouri House of Representatives

         SUPPORT A MERGER THAT'S GOOD FOR THE EMPLOYEES,
            THE COMMUNITY AND YOU--THE SHAREHOLDERS.
 VOTE YES TO THE KCPL/UTILICORP MERGER ON THE WHITE PROXY CARD.

If you have any questions or need assistance in completing the WHITE proxy card, please call our proxy solicitor, D. F. King &
Co., toll free, 1-800-714-3312.
                                                [KCPL logo]

(end of ad)

                                #####

(Excerpt from 5-15-96 communication sent to members of the KCPL
Team, a grassroots' movement in support of the KCPL/UCU merger)

     Folks: Just a reminder that if you own shares of KCPL stock by way of the 401K plan, UMB actually votes the stock as you direct them. They are the plan trustee. Therefore, you must turn your proxies in quickly (don't wait until 5/21 or 5/22) so they have your instructions in time to vote them.

(end of communication)

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